U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2004

Diagnostic Products Corporation

(Exact name of Registrant as specified in its charter)

California	1-9957	95-2802182

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5210 Pacific Concourse Drive, Los Angeles, California 90045

(Address of principal executive offices) (Zip Code)

(310) 725-7039

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURES

Diagnostic Products Corporation
Current Report on Form 8-K

ITEM 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	Diagnostic Products Corporation announced today that Sidney A. Aroesty, Senior Vice President, Operations, has been appointed President of the Company effective January 2, 2005. Mr. Aroesty, 58, has served as Senior Vice President of DPC since 2000. He also served as Chief Operating Officer from 2000 to 2003. He has held various positions at DPC since 1978, including Senior Vice President, Operations from 1997 to 2000, consultant from 1994 to 1997, and an executive officer from 1978 to 1994. Mr. Aroesty has also been a director of DPC since 1981. In his capacity as an officer of the Company, he serves at the discretion of the board of directors. Mr. Aroesty’s son, Jason Aroesty, serves as General Manager of DPC’s subsidiary, DPC Scandinavia AB. Jason Aroesty receives an annual salary of $115,000 and was awarded a bonus of $20,000 for 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 28, 2004	DIAGNOSTIC PRODUCTS CORPORATION

	By:	/S/ Michael Ziering
Michael Ziering,
Chief Executive Officer

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